Exhibit 3.15

ARTICLES OF INCORPORATION

OF

ADVANCED SEISMIC TECHNOLOGY, INC.

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the Corporation is Advanced Seismic Technology, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose or purposes for which the Corporation is organized are to engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue Five Thousand (5,000) of the par value of One Dollar ($1.00) each.

ARTICLE FIVE

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of Two Thousand Dollars ($2,000 00), consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of the initial, registered office of the Corporation is c/o C T CORPORATION SYSTEM, 811 Dallas Avenue, Houston, Texas 77002, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE SEVEN

The number of directors of the Corporation may be fixed by the bylaws.

The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the name and address of each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

NAME	ADDRESS

Larry E Lenig, Jr	131 Plantation Houston, Texas 77024

Michael P Keirnan	4311 Lampton Circle Bellaire, Texas 77401

W Jay Jones	1602 Enclave Pkwy, #2306 Houston, Texas 77077

ARTICLE EIGHT

The names and addresses of the incorporators are:

NAME	ADDRESS

Michael P. Keirnan	4311 Lampton Circle Bellaire, Texas 77401

W Jay Jones	1602 Enclave Pkwy #2306 Houston, Texas 77077

IN WITNESS WHEREOF, we have hereunder set out hands this 29th day of August, 1997.

/s/ Michael P. Keirnan
Michael P. Keirnan

/s/ W. Jay Jones
W. Jay Jones

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.                                     The name of the entity represented is  ADVANCED SEISMIC TECHNOLOGY, INC.

The entity’s file number is                                                                                                  .

2.                                     The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the secretary of state.)

811 Dallas Avenue, Houston, Texas 77002

3.                                     The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

1021 Main Street, Suite 1150, Houston, Texas 77002

4.                                     Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:                  June 16, 2000

C T CORPORATION SYSTEM
Name of registered agent

Signature of registered agent

IF THE ENTITY REPRESENTED IS A LIMITED PARTNERSHIP, COMPLETE THE FOLLOWING ACKNOWLEDGEMENT. AN ACKNOWLEDGEMENT IS NOT REQUIRED IF THE ENTITY IS A CORPORATION, FINANCIAL INSTITUTION OR A LIMITED LIABILITY COMPANY.

State of Texas	§
County of	§

This instrument was acknowledged before me on                            (date) by _______________________________________________________________

(name of person acknowledging)

(Notary Seal)
Signature of Notary
Notary Public, State of New York

Office of the Secretary of State

Corporations Section

P.O. Box 13697

Austin, Texas 78711-3697

(Form 408)

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.                                     The name of the entity represented is
ADVANCED SEISMIC TECHNOLOGY. INC.

The entity’s filing number is  145869000

2.                                     The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

1021 Main Street. Suite 1150, Houston. TX 77002

3.                                     The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N. St. Paul Street. Dallas, TX 75201

4.                                     Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:   12/27/2007

CT Corporation System

Name of Registered Agent

Marie Hauer

Signature of Registered Agent

FILING OFFICE COPY